As filed with the Securities and Exchange Commission on January 20, 2009

Registration No. 333-155727

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________

AMENDMENT NO. 2 TO FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

ALEXANDERS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-01-00517 (I.R.S. Employer Identification No.)

210 Route 4 East Paramus, New Jersey 07652 (201) 587-8541 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) ___________________
Joseph Macnow Chief Financial Officer Alexanders, Inc. 888 Seventh Avenue New York, New York 10019 (212) 894-7000 (Name, address, and telephone number of agent for service)
Copies to:
Danielle Carbone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Alan Rice, Esq. Secretary Alexanders, Inc. 888 Seventh Avenue New York, New York 10019
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☐ Large accelerated filer	☒ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER] UNIT (4)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)(3)	AMOUNT OF REGISTRA-TION FEE(2)
Common stock, par value $1.00 per share
Preferred stock, par value $1.00 per share
Depositary shares representing preferred stock(5)
Debt securities
Debt warrants(6)
Total.	$1,500,000,000	(4)	(1)(2)(3)	(2)

(1) An indeterminate aggregate initial offering price or number of the common stock, preferred stock, depositary shares, debt securities and debt warrants is being registered as may from time to time be issued at indeterminate prices in an aggregate amount not to exceed $1,500,000,000 or the equivalent of that amount in one or more other currencies, currency units or composite currencies.

(2) A filing fee of $121,350 was previously paid for the $1,500,000,000 aggregate initial offering price of securities registered under Registration Statement Nos. 333-110673 and 33-62779. Pursuant to Rule 415(a)(6) under the Securities Act, the associated filing fee of $121,350 will be applied to the unsold $1,500,000,000 aggregate initial offering price of common stock, preferred stock, depositary shares representing preferred stock, debt securities and debt warrants of Alexander’s, Inc. registered under Registration Statement Nos. 333-110673 and 33-62779 and the offering of such unsold securities will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.  Separate consideration may not be received for registered securities that are issuable on conversion or exchange of other securities or represented by depositary shares.

(4) Omitted in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share and will be evidenced by a depositary receipt.

(6) Debt warrants may be sold separately or with other securities.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-155727) is being filed solely for the purpose of filing with the Securities and Exchange Commission a replacement Exhibit 5.1 to the Registration Statement. Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement, and accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of expenses (all of which are estimated other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

SEC registration fee		$121,350
Printing and engraving expense		*
Legal fees and disbursements		*
Accounting fees and disbursements		*
Transfer agent’s, depositary’s and trustee’s fees and disbursements		*
Blue sky fees and expenses		*
Miscellaneous (including listing and rating agency fees)		*
Total	$	*
* Not presently known

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers under certain circumstances.  Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s certificate of incorporation, by-laws, agreement or otherwise.

Alexander’s, Inc.’s certificate of incorporation provides that our officers and directors will be indemnified to the fullest extent permitted by Delaware law.  The directors shall be liable to us or the stockholders for monetary damages for breach of the director’s fiduciary duty.  Such provision does not limit a director’s liability to us or our stockholders resulting from:  (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

Alexander’s, Inc.’s certificate of incorporation provides that we shall pay the expenses incurred by our officers or directors in defending a civil or criminal action, suit, or proceeding involving such person’s acts or omissions as an officer or a director of ours if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of us or our stockholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.  Unless ordered by a court, indemnification of an officer shall be made by us only as authorized in a specific case upon the determination that indemnification of the officer or director is proper under the circumstances because he or she has met the applicable standard of conduct.  Such determination shall be made (i) by majority vote of our directors who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by our stockholders.  Alexander’s, Inc.’s certificate of incorporation authorizes us to pay the expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by us.

We have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent or is liable as our director, or is or was serving, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether we would have power to indemnify him against such liability.

We have purchased a policy of directors’ and officers’ insurance that insures both us and our officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

Pursuant to the form of Underwriting Agreement, to be filed by amendment hereto or by Form 8-K, the underwriters will agree, subject to certain conditions, to indemnify Alexander’s, Inc., its directors, certain of its officers and persons who control Alexander’s, Inc. within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities.

ITEM 16.  EXHIBITS

See the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alexander’s, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on January 20, 2009.

ALEXANDER’S, INC.

By:	/s/ Joseph MacNow
Joseph Macnow
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Chairman of the	January 20, 2009
Steven Roth	Board of Directors (Principal Executive Officer)

*	President and Director	January 20, 2009
Michael D. Fascitelli

/s/ Joseph Macnow	Executive Vice President Chief Financial	January 20, 2009
Joseph Macnow	Officer (Principal Financial and Accounting Officer)

*	Director	January 20, 2009
Thomas R. DiBenedetto
January 20, 2009
*	Director
David Mandelbaum

*	Director	January 20, 2009
Arthur I. Sonnenblick

*	Director	January 20, 2009
Neil Underberg

*	Director	January 20, 2009
Richard West

*	Director	January 20, 2009
Russell B. Wight, Jr.

*By:	/s/ Joseph MacNow
Joseph Macnow

Power of Attorney

EXHIBIT INDEX

NUMBER	DESCRIPTION
1.1**	Form of Underwriting Agreement (for Common Stock)
1.2**	Form of Underwriting Agreement (for Preferred Stock)
1.3**	Form of Underwriting Agreement (for Debt Securities)
3.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 033-62779) filed September 20, 1995)
3.2*	By-laws of the Company (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-06064) filed May 9, 2000)
4.1*	Specimen Common Stock Certificate
4.2 **	Form of Preferred Stock Certificate of Designation
4.3*	Form of Indenture for Senior Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.4*	Form of Senior Debt Security (included in Exhibit 4.1, incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.5*	Form of Indenture for Subordinated Debt Securities (incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.6*	Form of Subordinated Debt Security (included in Exhibit 4.3, incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.7*	Form of Deposit Agreement (incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.8*	Form of Depositary Receipt (included in Exhibit 4.5, incorporated by reference to the Company’s Registration Statement on Form S-3 (No. 333-110673))
4.9**	Form of Warrant Agreement
4.10**	Form of Warrant (included in Exhibit 4.9)
5.1	Opinion of Shearman & Sterling LLP
8.1*	Tax Opinion of Shearman & Sterling LLP
12.1*	Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges
15.1*	Letter Regarding Unaudited Interim Financial Information
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.1)

24.1*	Power of Attorney
25.1*	Statement of Eligibility of Senior Trustee on Form T-1
25.2*	Statement of Eligibility of Subordinated Trustee on Form T-1
___________

* Filed previously.

** To be filed by amendment or on a Form 8-K.